SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2005
Date of report (Date of earliest event reported)

ARDEN REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12193	95-4578533
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 966-2600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On January 5, 2005 Andrew Sobel resigned his position as Executive Vice President-Strategic Planning of Arden Realty, Inc. (the “Company”) effective February 28, 2005, to pursue other business interests. Accordingly, the Amended and Restated Employment Agreement dated March 29, 2002, between Mr. Andrew Sobel and the Company will terminate on February 28, 2005. A brief description of the terms and conditions of the Employment Agreement is set forth under the caption “Executive Compensation – Employment Agreements” in the Company’s Proxy Statement for the Annual Stockholder Meeting held in 2004, filed April 9, 2004, which disclosure is incorporated herein by reference.

     The foregoing description of the Employment Agreement is qualified in its entirety by the full terms and conditions of the Employment Agreement, a copy of which was filed as Exhibit 10.20 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Item 1.02 is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.20 Amended and Restated Employment Agreement dated March 29, 2002, between Mr. Andrew Sobel and Arden Realty, Inc. (Incorporated by reference from Arden Realty, Inc.’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002.)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2005	ARDEN REALTY, INC.
	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.20	Amended and Restated Employment Agreement dated March 29, 2002, between Mr. Andrew Sobel and Arden Realty, Inc. (Incorporated by reference from Arden Realty, Inc.’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002.)

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